Exhibit 99.1

FOR IMMEDIATE RELEASE

POOL CORPORATION REPORTS HIGHER THIRD QUARTER EARNINGS AND CASH FLOW
______________________

PROVIDES FOURTH QUARTER EARNINGS GUIDANCE

COVINGTON, LA. (October 23, 2008) – Pool Corporation (NASDAQ/GSM:POOL) today reported results for the third quarter of 2008.

“Our ongoing efforts to improve profitability and control expenses are evident in our results.  We are also pleased with our momentum in increasing our market share, as our focus on operating in a disciplined manner and continually providing exceptional value to both our customers and our suppliers has helped counter the effects of the unprecedented external market environment,” commented Manuel Perez de la Mesa, President and CEO.

Net sales for the quarter ended September 30, 2008 decreased 6% to $493.5 million, compared to $527.4 million in the third quarter of 2007.  Base business sales declined 8% due to the continued drop-off in new pool and irrigation construction activity and unfavorable weather.  This reduction was partially offset by sales from acquired businesses and an increase in maintenance, repair and replacement product sales.  During the quarter, complementary product sales were down approximately 12% compared to a 5% decrease in the same period in 2007.

Gross profit for the third quarter of 2008 increased $2.0 million, or 1%, to $141.8 million from $139.8 million in the comparable 2007 period.  Gross profit as a percentage of net sales (gross margin) improved to 28.7% in the third quarter of 2008 from 26.5% for the third quarter of 2007.  The increase in gross margin is attributable to improved pricing management, a favorable shift in sales mix to products in the higher margin maintenance market, an increase in sales of Pool Corporation brands and benefits from inflationary price increases.

Operating expenses increased $2.9 million, or 3%, to $103.2 million in the third quarter of 2008 from $100.3 million in the third quarter of 2007.  This increase was due to operating expenses related to acquired businesses.  Base business operating expenses decreased 1% quarter over quarter.

Operating income decreased $0.9 million, or 2%, to $38.6 million from $39.5 million.  Operating income as a percentage of net sales (operating margin) was up slightly to 7.8% for the current quarter, compared to 7.5% for the third quarter of 2007.  Interest expense decreased 28% during the quarter due to a lower weighted average effective interest rate and lower average debt levels compared to the third quarter of 2007.  Earnings per share for the third quarter of 2008 increased to $0.45 per diluted share on net income of $22.1 million, compared to $0.43 per diluted share on net income of $21.8 million for the third quarter of 2007.

Net sales for the nine months ended September 30, 2008 decreased 6% to $1,524.7 million, compared to $1,627.6 million in the comparable 2007 period.  Base business sales declined 8% for the first nine months of 2008.  Year to date, complementary product sales were down approximately 13% due to the decline in new pool and irrigation construction activity.  Gross margin increased 120 basis points to 28.9% in the first nine months of 2008 from 27.7% for the same period last year.

Operating income for the first nine months of 2008 decreased 11% to $130.8 million compared to $146.6 million in the same period last year.  Operating margin was 8.6% for the first nine months of 2008 compared to 9.0% for the first nine months of 2007.  Earnings per share for the first nine months of 2008 decreased to $1.47 per diluted share on net income of $71.8 million, compared to $1.58 per diluted share on net income of $81.0 million in the comparable 2007 period.

“Given the weak external market environment and our prudent credit management practices, we are updating our annual earnings guidance and project fourth quarter earnings per diluted share to be similar to fourth quarter 2007,” said Perez de la Mesa.

On the balance sheet, total net receivables decreased 11% compared to September 30, 2007 due to lower sales and focused collection efforts.  Inventory levels increased 9% to $345.9 million at September 30, 2008.  Excluding acquired inventories of approximately $17.9 million, inventories increased approximately 3% year over year.

Cash provided by operations increased $43.0 million to $76.5 million in the first nine months of 2008 due to the deferral of a $28.0 million third quarter 2008 estimated federal tax payment as allowed by the Internal Revenue Service for taxpayers affected by Hurricane Gustav and favorable impacts from changes in working capital balances that more than offset the reduction in net income.  Adjusted EBITDA (as defined in the addendum to this release) was $46.0 million in the third quarter of 2008 compared to $47.0 million in the third quarter of 2007 and $148.0 million for the nine months ended September 30, 2008 compared to $164.6 million for the nine months ended September 30, 2007.

Pool Corporation is the largest wholesale distributor of swimming pool and related backyard products.  Currently, POOL operates 288 sales centers in North America and Europe, through which it distributes more than 100,000 national brand and private label products to roughly 70,000 wholesale customers.  For more information about POOL, please visit www.poolcorp.com.

This news release includes “forward-looking” statements that involve risk and uncertainties that are generally identifiable through the use of words such as “believe,” “expect,” “intend,” “plan,” “estimate,” “project” and similar expressions and include projections of earnings.  The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.  Actual results may differ materially due to a variety of factors, including the sensitivity of our business to weather conditions, our ability to maintain favorable relationships with suppliers and manufacturers, competition from other leisure product alternatives and mass merchants, changes in the economy and the housing market and other risks detailed in POOL’s 2007 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

CONTACT:

Craig K. Hubbard
Investor Relations
985.801.5117
craig.hubbard@poolcorp.com

POOL CORPORATION
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Net sales	$493,530	$527,434	$1,524,717	$1,627,612
Cost of sales	351,730	387,631	1,084,811	1,176,402
Gross profit	141,800	139,803	439,906	451,210
Percent	28.7%	26.5%	28.9%	27.7%
Selling and administrative expenses	103,183	100,298	309,102	304,640
Operating income	38,617	39,505	130,804	146,570
Percent	7.8%	7.5%	8.6%	9.0%

Interest expense, net	4,589	6,349	14,700	16,765
Income before income taxes and equity earnings	34,028	33,156	116,104	129,805
Provision for income taxes	13,675	12,802	45,397	50,118
Equity earnings in unconsolidated investments, net	1,707	1,481	1,044	1,296
Net income	$22,060	$21,835	$71,751	$80,983

Earnings per share:
Basic	$0.46	$0.45	$1.50	$1.64
Diluted	$0.45	$0.43	$1.47	$1.58
Weighted average shares outstanding:
Basic	47,824	48,623	47,694	49,372
Diluted	49,060	50,490	48,735	51,347

Cash dividends declared per common share	$0.13	$0.12	$0.38	$0.345

POOL CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September 30,	September 30,	Change
	2008	2007	$	%

Assets
Current assets:
Cash and cash equivalents	$25,278	$50,265	$(24,987)	(50)%
Receivables, net	45,426	58,023	(12,597)	(22)
Receivables pledged under receivables facility	133,501	142,511	(9,010)	(6)
Product inventories, net	345,944	317,110	28,834	9
Prepaid expenses and other current assets	7,915	9,004	(1,089)	(12)
Deferred income taxes	9,139	7,652	1,487	19
Total current assets	567,203	584,565	(17,362)	(3)

Property and equipment, net	32,895	35,518	(2,623)	(7)
Goodwill	167,376	155,247	12,129	8
Other intangible assets, net	13,519	15,459	(1,940)	(13)
Equity interest investments	35,592	34,561	1,031	3
Other assets, net	25,299	19,073	6,226	33
Total assets	$841,884	$844,423	$(2,539)	(0)%

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$128,329	$127,889	$440	0%
Accrued and other current liabilities	80,636	53,557	27,079	51
Short-term financing	58,392	110,715	(52,323)	(47)
Current portion of long-term debt and other long-term liabilities	5,369	3,350	2,019	60
Total current liabilities	272,726	295,511	(22,785)	(8)

Deferred income taxes	18,608	15,185	3,423	23
Long-term debt	274,100	292,750	(18,650)	(6)
Other long-term liabilities	6,225	6,152	73	1
Total liabilities	571,659	609,598	(37,939)	(6)
Total stockholders’ equity	270,225	234,825	35,400	15
Total liabilities and stockholders’ equity	$841,884	$844,423	$(2,539)	(0)%
__________________

1.
Total receivables at September 30, 2008 include approximately $4.2 million of acquired receivables, primarily from the acquisition of National Pool Tile (NPT).  The allowance for doubtful accounts was $10.6 million at September 30, 2008 and $8.7 million at September 30, 2007, with $0.6 million of the September 30, 2008 balance related to the acquisition of NPT.

2.
Total product inventories at September 30, 2008 include approximately $17.9 million of acquired inventories, primarily from the acquisition of NPT.  The inventory reserve was $8.7 million at September 30, 2008 and $5.4 million at September 30, 2007, with $1.2 million of the September 30, 2008 balance related to the acquisition of NPT.

POOL CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2008	2007	Change
Operating activities
Net income	$71,751	$80,983	$(9,232)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	7,182	6,868	314
Amortization	3,196	3,665	(469)
Share-based compensation	5,493	5,564	(71)
Excess tax benefits from share-based compensation	(2,452)	(8,345)	5,893
Equity earnings in unconsolidated investments	(1,635)	(2,087)	452
Other	1,393	3,476	(2,083)
Changes in operating assets and liabilities, net of effects of acquisitions:
Receivables	(33,908)	(49,373)	15,465
Product inventories	47,545	14,580	32,965
Accounts payable	(67,940)	(49,743)	(18,197)
Other current assets and liabilities	45,910	27,927	17,983
Net cash provided by operating activities	76,535	33,515	43,020

Investing activities
Acquisition of businesses, net of cash acquired	(32,891)	(2,087)	(30,804)
Divestiture of business	1,165	—	1,165
Purchase of property and equipment, net of sale proceeds	(4,999)	(9,407)	4,408
Proceeds from sale of investment	—	75	(75)
Net cash used in investing activities	(36,725)	(11,419)	(25,306)

Financing activities
Proceeds from revolving line of credit	276,826	306,771	(29,945)
Payments on revolving line of credit	(277,751)	(299,928)	22,177
Proceeds from asset-backed financing	73,335	87,479	(14,144)
Payments on asset-backed financing	(83,270)	(51,050)	(32,220)
Proceeds from long-term debt	—	100,000	(100,000)
Payments on long-term debt and other long-term liabilities	(2,385)	(3,320)	935
Payments of capital lease obligations	(251)	(257)	6
Payments of deferred financing costs	(22)	(397)	375
Excess tax benefits from share-based compensation	2,452	8,345	(5,893)
Issuance of common stock under stock option plans	3,736	7,154	(3,418)
Payments of cash dividends	(18,187)	(17,033)	(1,154)
Purchases of treasury stock	(3,244)	(128,777)	125,533
Net cash (used in) provided by financing activities	(28,761)	8,987	(37,748)
Effect of exchange rate changes on cash	(1,596)	2,448	(4,044)
Change in cash and cash equivalents	9,453	33,531	(24,078)
Cash and cash equivalents at beginning of period	15,825	16,734	(909)
Cash and cash equivalents at end of period	$25,278	$50,265	$(24,987)

Addendum

The following table breaks out our consolidated results into the base business component and the excluded components (sales centers excluded from base business):

(Unaudited)	Base Business		Excluded		Total
(In thousands)	Three Months Ended		Three Months Ended		Three Months Ended
	September 30,		September 30,		September 30,
	2008	2007	2008	2007	2008	2007
Net sales	$467,878	$509,766	$25,652	$17,668	$493,530	$527,434

Gross profit	133,771	135,580	8,029	4,223	141,800	139,803
Gross margin	28.6%	26.6%	31.3%	23.9%	28.7%	26.5%

Selling and administrative expenses	95,024	96,056	8,159	4,242	103,183	100,298
Expenses as a % of net sales	20.3%	18.8%	31.8%	24.0%	20.9%	19.0%

Operating income (loss)	38,747	39,524	(130)	(19)	38,617	39,505
Operating margin	8.3%	7.8%	(0.5)%	(0.1)%	7.8%	7.5%

(Unaudited)	Base Business		Excluded		Total
(In thousands)	Nine Months Ended		Nine Months Ended		Nine Months Ended
	September 30,		September 30,		September 30,
	2008	2007	2008	2007	2008	2007
Net sales	$1,456,763	$1,584,377	$67,954	$43,235	$1,524,717	$1,627,612

Gross profit	418,414	440,338	21,492	10,872	439,906	451,210
Gross margin	28.7%	27.8%	31.6%	25.1%	28.9%	27.7%

Selling and administrative expenses	289,165	294,146	19,937	10,494	309,102	304,640
Expenses as a % of net sales	19.8%	18.6%	29.3%	24.3%	20.3%	18.7%

Operating income	129,249	146,192	1,555	378	130,804	146,570
Operating margin	8.9%	9.2%	2.3%	0.9%	8.6%	9.0%

We exclude the following sales centers from base business results for a period of 15 months (parenthetical numbers for each category indicate the number of sales centers excluded as of September 30, 2008):

•	acquired sales centers (10, net of consolidations – see table below);
•	existing sales centers consolidated with acquired sales centers (6);
•	closed sales centers (3);
•	consolidated sales centers in cases where we do not expect to maintain the majority of the existing business (1); and
•	sales centers opened in new markets (0).

We generally allocate corporate overhead expenses to excluded sales centers on the basis of their net sales as a percentage of total net sales.  After 15 months of operations, we include acquired, consolidated and new market sales centers in the base business calculation including the comparative prior year period.

In addition to the 20 sales centers excluded from base business as of September 30, 2008, there were 2 new market sales centers excluded until they became base business sales centers in June 2008.  We also divested our pool liner fabrication operation in France as of April 2008, and therefore we have excluded these results from base business for the second and third quarters of 2007.

We have excluded the following acquisitions from base business for the periods identified:

Acquired	Acquisition Date	Net Sales Centers Acquired	Period Excluded
National Pool Tile (NPT) (1)	March 2008	9	March – September 2008
Canswim Pools	March 2008	1	March – September 2008
Tor-Lyn, Limited	February 2007	1	February – April 2007 and January – April 2008

The table below summarizes the changes in our sales centers in the first nine months of 2008:

December 31, 2007	281
Acquired, net of consolidations (1)	12
Consolidated	(1)
Closed	(1)
March 31, 2008	291
New locations	1
Consolidation of acquired locations (1)	(2)
June 30, 2008 and September 30, 2008	290

(1) We acquired 15 NPT sales centers and have consolidated 6 of these with existing sales centers, including 4 in March 2008 and 2 in the second quarter of 2008.

We define Adjusted EBITDA as net income or net loss plus interest expense, income taxes, depreciation, amortization and share-based compensation.  Adjusted EBITDA is not a measure of cash flow or liquidity as determined by generally accepted accounting principles (GAAP).  We have included Adjusted EBITDA as a supplemental disclosure because we believe that it is widely used by our investors, industry analysts and others as a useful supplemental liquidity measure in conjunction with cash flows provided by or used in operating activities to help investors understand our ability to provide cash flows to fund growth, service debt and pay dividends as well as compare our cash flow generating capacity from year to year.

We believe Adjusted EBITDA should be considered in addition to, not as a substitute for, operating income, net income or loss, cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP. Other companies may calculate Adjusted EBITDA differently than we do, which may limit its usefulness as a comparative measure.

The table below presents a reconciliation of net income to Adjusted EBITDA.

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands)	September 30,		September 30,
	2008	2007	2008	2007
Net income	$22,060	$21,835	$71,751	$80,983
Add:
Interest expense, net	4,589	6,349	14,700	16,765
Provision for income taxes	13,675	12,802	45,397	50,118
Income tax expense on equity earnings	1,086	959	591	791
Share-based compensation	1,224	1,619	5,493	5,564
Depreciation	2,378	2,352	7,182	6,868
Amortization (1)	975	1,114	2,924	3,497
Adjusted EBITDA	$45,987	$47,030	$148,038	$164,586

(1)  Excludes amortization included in interest expense, net

The table below presents a reconciliation of Adjusted EBITDA to cash provided by operating activities.  Please see page 5 for our Condensed Consolidated Statements of Cash Flows.

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands)	September 30,		September 30,
	2008	2007	2008	2007
Adjusted EBITDA	$45,987	$47,030	$148,038	$164,586
Add:
Interest expense, net(1)	(4,517)	(6,291)	(14,428)	(16,597)
Provision for income taxes	(13,675)	(12,802)	(45,397)	(50,118)
Income tax expense on equity earnings	(1,086)	(959)	(591)	(791)
Excess tax benefits on share-based compensation	(800)	(1,946)	(2,452)	(8,345)
Equity earnings in unconsolidated investments	(2,793)	(2,440)	(1,635)	(2,087)
Other	2,894	2,839	1,393	3,476
Change in operating assets and liabilities	85,687	62,159	(8,393)	(56,609)
Net cash provided by operating activities	$111,697	$87,590	$76,535	$33,515

(1)  Excludes amortization of deferred financing costs of $72 and $58 for the three months ended September 30, 2008 and September 30, 2007, respectively, and $272 and $168 for the nine months ended September 30, 2008 and September 30, 2007, respectively.  This non-cash expense is included in interest expense, net on the Consolidated Statements of Income.